 Exhibit 99.1

Press Release

Investor Contact: Ahmed Pasha 703-682-6451

Media Contact: Amy Ackerman 703-682-6399

AES Announces Early Results of Tender Offers and Consent Solicitations for Any and All of Its Outstanding 5.500% Senior Notes Due 2025, 6.000% Senior Notes Due 2026, and 5.125% Senior Notes Due 2027

ARLINGTON, Va., December 4, 2020 – The AES Corporation (NYSE: AES) (“AES” or the “Company”) announced today the early tender results of its previously announced offers to purchase (the “Tender Offers” and each, a “Tender Offer”) for cash, subject to certain terms and conditions, any and all of its of its outstanding 5.500% senior notes due 2025, 6.000% senior notes due 2026, and 5.125% senior notes due 2027 (collectively, the “Securities”).

In conjunction with the Tender Offers, the Company also commenced solicitations of consents (the “Consent Solicitations”) to amend each series of Securities and the related supplemental indentures under which they were issued to eliminate substantially all of the restrictive covenants and events of default, and to shorten the minimum notice requirements for optional redemption with respect to the Securities from thirty days to three business days. The Tender Offers and Consent Solicitations (collectively, the “Offers”) are being made pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”), dated November 19, 2020, which set forth a more detailed description of the terms of the Offers. The Tender Offers will expire at 11:59 p.m., New York City time, on December 17, 2020, unless extended or earlier terminated by AES (as the same may be extended, the “Expiration Date”).

According to information received from Global Bondholder Services Corporation (“GBSC”), the Depositary and Information Agent for the Offers, as of 5:00 p.m., New York City time, on December 3, 2020 (the “Early Tender Date”), the Company had received valid tenders and related consents from Holders of the Securities as outlined in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount Tendered	% Tendered
5.500% Senior Notes due 2025	00130H BW4	$544,000,000	$436,334,000	80.21%
6.000% Senior Notes due 2026	00130H BX2	$500,000,000	$400,806,000	80.16%
5.125% Senior Notes due 2027	00130H BY0	$500,000,000	$458,254,000	91.65%

The Early Settlement Date for Securities tendered at or prior to the Early Tender Date and accepted for purchase is expected to occur on December 7, 2020, but may change at AES’ option and is subject to all conditions to the Tender Offers having been satisfied or waived by AES. Holders that tendered Securities at or prior to the Early Tender Date and whose Securities are accepted for payment will be entitled to receive the Total Consideration, which includes the Early Tender Premium, plus accrued and unpaid interest up to, but not including, the Settlement Date. Holders who validly tender their Securities after the Early Tender Date but at or prior to the Expiration Date will be entitled to receive only the tender offer consideration equal to the Total Consideration less the Early Tender Premium (the “Tender Offer Consideration”), plus accrued and unpaid interest up to, but not including, the Final Settlement Date, if and when such Securities are accepted for payment.

The Company’s Consent Solicitations sought consents from holders of each series of the Securities to amend each series of Securities and the related supplemental indentures under which they were issued to eliminate substantially all of the restrictive covenants and events of default in the indentures governing the Securities, and to shorten the minimum notice requirements for optional redemption with respect to the Securities from thirty days to three business days (the “Proposed Amendments”). Adoption of the Proposed Amendments required the consent of a majority of the aggregate principal amount outstanding of each series of Securities (the “Requisite Consents”). As of the Early Tender Date, the Company had received the Requisite Consents from holders of each series of the Securities. As a result of receiving the Requisite Consents, the Company expects to promptly enter into a supplemental indenture, effecting the Proposed Amendments, which is binding on all remaining holders of each series of the Securities.

Closing of the Offers is subject to the conditions described in the Offer to Purchase. However, the Financing Condition described in the Offer to Purchase was satisfied on December 4, 2020, upon AES’ consummation of the New Financing in the form of long-term senior debt securities in an aggregate principal amount of $1.8 billion. Full details of the terms and conditions of the Offers are set out in the Offer to Purchase, which are available from Global Bondholder Services Corporation. AES may amend, extend or, subject to applicable law, terminate the Offers at any time.

AES has retained BofA Securities Inc. to serve as the Dealer Manager and Solicitation Agent for the Offers. Global Bondholder Services Corporation has been retained to serve as the Information and Depositary Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to BofA Securities Inc. at Attn: Debt Advisory, 620 South Tryon Street, 20th Floor Charlotte, NC 28255, All Call: (980) 387-3907. Email: debt_advisory@bofa.com. Requests for the Offer to Purchase may be directed to Global Bondholder Services Corporation at 65 Broadway – Suite 404, New York, New York 10006, Attn: Corporate Actions, (212) 430-3774 (for banks and brokers) or (866) 470-4200 (for all others).

AES is making the Offers only by, and pursuant to, the terms of the Offer to Purchase. None of AES, the Dealer Manager and Solicitation Agent, the Information Agent and Tender Agent make any recommendation as to whether Holders should tender or refrain from tendering their Securities. Holders must make their own decision as to whether to tender Securities and, if so, the principal amount of the Securities to tender. The Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of AES by the Dealer Manager and Solicitation Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, including in connection with the New Debt Financing, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the Offer Materials related to the Offer and in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of AES’ 2019 Annual Report on Form 10-K filed February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting AES’ website at www.aes.com.

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